Exhibit 10.5

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is made between Hospira, Inc., a Delaware corporation (the “Company”), and the Participant specified below.  The Agreement is subject to the provisions of the Hospira 2004 Long-Term Stock Incentive Plan (the “Plan”), the terms of which are incorporated herein by reference.

1.                                       Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)                                  The “Participant” is F. Michael Ball.

(b)                                 The “Grant Date” is March 31, 2011.

(c)                                  The number of shares of “Covered Shares” awarded under this Agreement is                     .  “Covered Shares” are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

Except where the context clearly implies to the contrary, any capitalized term in this award shall have the meaning ascribed to that term under the Plan.  Other words and phrases used in this Agreement are defined pursuant to paragraph 8 or elsewhere in this Agreement.

2.                                       Award.  The Participant is hereby granted the number of Covered Shares set forth in paragraph 1.

3.                                       Dividends and Voting Rights.  The Participant shall be entitled to receive any dividends paid with respect to the Covered Shares that become payable during the Restricted Period (defined below); provided, however, that no dividends shall be payable to or for the benefit of the Participant for Covered Shares with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.  Any such dividends paid with respect to the Covered Shares during the Restricted Period shall be paid at the same time as they are paid to other shareholders of common shares of the Company.  The Participant shall be entitled to vote the Covered Shares during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.  Any additional common shares of the Company issued with respect to the Covered Shares as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of paragraphs 5, 6 and 7.

4.                                       Issuance of Certificate.  Each certificate issued in respect of the Covered Shares granted under this Agreement shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee or retained by the Company.  The certification of Covered Shares is conditioned upon the Participant endorsing in blank a stock power for the Covered Shares.  During the Restricted Period, all certificates evidencing the Restricted Stock will be imprinted with the following legend:  “The securities evidenced by this certificate are subject to the transfer restrictions, forfeiture restrictions and other provisions of the Restricted Stock Agreement dated                      between Hospira and                   .”  As the Restriction Period lapses, the Participant shall be entitled to have the legend removed from the certificate representing the Covered Shares.

5.                                       Restricted Period.

(a)                                  The Restriction Period shall lapse as to one-third of the Covered Shares on the first anniversary of the Grant Date, one-half of the remaining Covered Shares on the second anniversary of the Grant Date, and the remaining Covered Shares on the third anniversary of the Grant Date.

(b)                                 The Restriction Period shall also lapse as to all Covered Shares upon the earliest to occur of the following:

(i)    the date of a Change in Control that occurs on or before the Date of Termination; or

(ii)   the Date of Termination which occurs due to any of the following:  the Participant’s death or Disability, the Participant’s resignation with Good Reason or the involuntary termination of the Participant without Cause.

6.                                       Forfeiture of Shares.  If the Date of Termination (as defined below) occurs during the Restricted Period, and the termination is for Cause or Participant resigns without Good Reason, the Participant will forfeit any and all rights with respect to such unvested Covered Shares and the Company shall have the right to cancel any such certificates evidencing such Covered Shares.

7.                                       Restriction on Sale.  All Covered Shares shall be subject to the following restrictions on sale beginning on the Grant Date and continuing for all periods during the Forfeiture Period (the “Restricted Period”):

(a)                                  The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

(b)                                 Any additional common shares of the Company issued with respect to the Covered Shares as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of this Agreement.

(c)                                  The Participant shall not be entitled to receive any shares prior to completion of all actions deemed appropriate by the Company to comply with federal or state securities laws and stock exchange requirements.

8.                                       Definitions.  For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

(a)                                  Cause.  The term “Cause” means the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company.  For purposes of this Agreement, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth above and specifying the particulars thereof in detail.

(b)                                 Date of Termination.  The term “Date of Termination” means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any of its subsidiaries, regardless of the reason for the termination of employment.

(c)                                  Disability.  The term “Disability” means the Participant’s disability as defined in the Hospira Long Term Disability Plan, whether or not such Participant is a participant in such disability plan, for a period of twelve (12) consecutive months.

(d)                                 Good Reason.  The term “Good Reason” means any of the following events, absent the Participant’s consent: a reduction of the Participant’s base salary; a material diminution in the Participant’s authorities, duties, or responsibilities; or a material breach by the Company of any agreement between the Company and the Participant.  For each event described above, the Participant must furnish notice to the Board within thirty (30) days of the occurrence of the event, the Company shall have thirty (30) days after receiving such notice in which to cure, and if the failure is not cured by the end of the cure period the Participant must terminate employment within fifteen (15) days after the expiration of the cure period.

9.                                       Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

10.                                 Administration.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

11.                                 Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company, except that the clawback provisions contained in the Plan and/or standard form award agreement shall not apply.

12.                                 Amendment.  This Agreement may be amended only by written agreement of the Participant and the Company.  Notwithstanding the foregoing, the terms of the Agreement may be amended by Hospira as it shall deem necessary and appropriate in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final regulations promulgated thereunder.

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IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

Hospira, Inc.

By:
Its:	Executive Chairman